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                                                                EXHIBIT 23.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of HPSC, Inc. on Form S-8 (file Nos. 333-28983, 33-60073, 33-60077, 33-10796 and
33-6075) of our report dated March 25, 1996, on our audit of the consolidated financial statements and financial statement schedules of HPSC, Inc. for the year ended December 31, 1995, which report is included in this Annual Report on Form 10-K.



                                        /s/ Coopers & Lybrand L.L.P.
                                        ---------------------------------
                                        Coopers & Lybrand L.L.P.


Boston, Massachusetts
March 25, 1998